Exhibit 10.11

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following Parties on December 30, 2016.

Party A:	Xiaofangjian (Shanghai) Internet Information Technology Co., Ltd.

Party B:	Yishui (Shanghai) Information Technology Co., Ltd.

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1.                  Party A is a wholly foreign owned enterprise established in the People’s Republic of China (“China”), and has the necessary resources to provide technical services;

2.                  Party B is a company with exclusively domestic capital registered in China with relevant governmental approvals to operate business including technology development, technology transfer, technology consultation, technology service in the field of information technology and software science and technology, hotel management, photography service, cultural and artistic exchange and planning, corporate image planning, marketing planning, business management consulting, business consulting, market information consulting and investigation (it shall not conduct society research, public opinion survey, public opinion poll), sales of electronic products, computer software, hardware and auxiliary equipment, and engage in import and export business of goods and technology. [Projects subject to approval in accordance with laws may not be carried out until getting approved by relevant departments];

3.                  Party A is willing to provide Party B, on an exclusive basis, with technology promotion, technology development, technology consultation, technology services and other services during the term of this Agreement, utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such exclusive services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, Party A and Party B have reached the following agreements:

1.                              Services Provided by Party A

1.1                               Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all or part of the services within the business scope of Party B as may be determined from time to time by Party A, including, but not limited to, technical services, network support, business consulting, intellectual property licensing, marketing consulting, system integration, product development and system maintenance.

1.2                               Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3                               Service Providing Methodology

1.3.1                     Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2                     To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into intellectual property (including, but not limited to, software, trademark, patent and know-how) license agreements, which shall allow Party B to use from time to time Party A’s relevant intellectual property as its business requires.

2.                              Calculation and Payment of the Service Fees

Both Parties agree that, Party A shall issue a bill quarterly to Party B according to the workload and business value of the technology services provided by Party A and the price agreed by both Parties; Party B shall pay Party A service fees according to the date and payment amount on the bill. Party A shall have the right to adjust the standard of service fees at its sole discretion based on the amount and content of consulting services provided to Party A.

Within fifteen (15) days after the end of each fiscal year, Party B shall deliver to Party A the financial statement of Party B for such fiscal year and all operation records, business contracts and financial materials required for issuing such financial statement. If Party A questions the financial statement provided by Party B, a reputable independent accountant could be appointed to audit the relevant materials. Party B shall cooperate for it.

3.                              Intellectual Property Rights and Confidentiality Clauses

3.1                               Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including, but not limited to, copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B.

3.2                               The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of the other Party, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor is also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3                               The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.                            Representations and Warranties

4.1                               Party A hereby represents and warrants as follows:

4.1.1                     Party A is a company legally registered and validly existing in accordance with the laws of China.

4.1.2                     Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3                     This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable in accordance with its terms.

4.2                               Party B hereby represents and warrants as follows:

4.2.1                     Party B is a company legally registered and validly existing in accordance with the laws of China with relevant governmental approval to operate business including technology development, technology transfer, technology consultation, technology service in the field of information technology and software science and technology, hotel management, photography service, cultural and artistic exchange and planning, corporate image planning, marketing planning, business management consulting, business consulting, market information consulting and investigation (it shall not conduct society research, public opinion survey, public opinion poll), sales of electronic products, computer software, hardware and auxiliary equipment, and engage in import and export business of goods and technology. [Projects subject to approval in accordance with laws may not be carried out until getting approved by relevant departments];

4.2.2                     Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3                     This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5.                            Effectiveness and Term

This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall continue in force.

6.                            Termination

6.1                               Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2                               The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.                            Governing Law and Resolution of Disputes

7.1                               The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2                               In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3                               Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.                            Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.                            Notices

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                     Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                               Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.                     Assignment

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.                     Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.                     Amendment and Supplement

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.                     Language and Counterparts

This Agreement is written in Chinese with three copies, each of which has equal legal validity.

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[Signature Pages to Exclusive Business Cooperation Agreement]

Party A:	Xiaofangjian (Shanghai) Internet Information Technology Co., Ltd.

By:	/s/ Jing Gao
Name:	Jing Gao
Title:	Legal Representative

Party B:	Yishui (Shanghai) Information Technology Co., Ltd.

By:	/s/ Jing Gao
Name:	Jing Gao
Title:	Legal Representative